Exhibit 5.1
January 11, 2023
Southern States Bancshares, Inc.
615 Quintard Avenue
Anniston, Alabama 36201
RE:    Registration Statement on Form S-3 for Dividend Reinvestment and Common Stock
Purchase Plan

Ladies and Gentlemen:
We have acted as counsel for Southern States Bancshares, Inc., an Alabama corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof in connection with the registration by the Company of up to 250,000 shares of common stock, $5.00 par value per share (the “Shares”), of the Company, which may be issued pursuant to the Company’s Dividend Reinvestment and Common Stock Purchase Plan (the “Plan”). All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement. We have also participated in the preparation of a Prospectus (the “Prospectus”) relating to the Shares and the Plan, which is contained in the Registration Statement to which this opinion is an exhibit.
In connection with the opinions hereinafter expressed, we have examined, among other things: (i) the certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”); (ii) the amended and restated bylaws of the Company (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”); (iii) the Registration Statement and the Prospectus; (iv) the Plan as contained in the prospectus; (v) originals, or copies certified or otherwise identified, of the records and minute books of the Company, as furnished to us by the Company; (vi) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company; and (vii) such other documents and questions of law as we have deemed necessary or appropriate for purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In conducting our examination, we have assumed that each document submitted to us for review is accurate and complete and the information therein is true and correct, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, all signatures on each such document are genuine, and the legal capacity of all natural persons.
In connection with the opinions hereinafter expressed, we have also assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will have complied with all applicable laws, and no stop order suspending its effectiveness will have been issued and remain in effect; and (ii) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the Prospectus.
Based upon and subject to the foregoing, we are of the opinion that when certificates representing the Shares have been duly executed, countersigned, registered, and delivered (or non-certificated Shares have been properly issued) against payment therefor as provided in the Plan in an amount not less than the par value thereof, then the Shares will be validly issued, fully paid, and non-assessable.
We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of the federal Laws of
SSBK Exhibit 5.1 Opinion – Form S-3
(Dividend Reinvestment and Common Stock Purchase Plan)

the United States or the applicable Laws of the State of Alabama. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.
We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Jones Walker LLP

Jones Walker LLP
2
SSBK Exhibit 5.1 Opinion – Form S-3
(Dividend Reinvestment and Common Stock Purchase Plan)